UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia	22203
(Address of principal executive offices)	(Zip code)

(703) 522-1315
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Event.

On April 20, 2011, The AES Corporation, a Delaware corporation ("AES"), issued a press release announcing that it had entered into a definitive agreement, dated April 19, 2011 (the "Merger Agreement"), under which AES will acquire DPL Inc., an Ohio corporation (the "Company" or "DPL"), in a transaction valued at $4.7 billion on an enterprise value basis.

AES held an investor conference call on April 20, 2011, to discuss the transactions contemplated by the Merger Agreement.  Copies of materials used during the conference call are attached as Exhibit 99.1.

Safe Harbor Disclosure

This Form 8-K, including the exhibits filed with this Form 8-K, contain certain forward-looking statements regarding the proposed transaction between AES and DPL.  Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions in the regions and industries in which AES and DPL operate; and litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction.

In addition, please refer to the documents that AES files with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K.  The filings by AES identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in AES’ other filings. AES is under no duty and undertakes no obligation to update or revise any forward-looking statements after the date of this Form 8-K, whether as a result of new information, future events or otherwise.

Additional information and where to find it

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  In connection with the proposed merger, DPL will file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials. The definitive proxy statement will be sent or given to the stockholders of DPL. Before making any voting or investment decision with respect to the merger, investors and stockholders of DPL are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by DPL with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. These materials can also be obtained, when available, without charge, by directing a request to DPL at communications@dplinc.com.

Participants in the Solicitation

DPL and AES and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DPL stockholders in connection with the merger. Information about AES’ directors and executive officers is set forth in AES’ 2011 proxy statement on Schedule 14A filed with the SEC on March 3, 2011 and its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 28, 2011. Information about DPL’s directors and executive officers is set forth in its 2011 proxy statement on Schedule 14A filed with the SEC on March 18, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that DPL intends to file with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Presentation of The AES Corporation, dated April 20, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

By:	/S/ VICTORIA D. HARKER
Name:	Victoria D. Harker
Title:	Executive Vice President and Chief Financial Officer

Date: April 20, 2011

EXHIBIT INDEX

No.	Description

99.1	Presentation of The AES Corporation, dated April 20, 2011